As filed with the Securities and Exchange Commission on June 20, 2012

Registration No. 333-173934

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 8
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CNS RESPONSE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	8734	87-0419387
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification No.)

85 Enterprise, Suite 410
Aliso Viejo, CA 92656
(949) 420-4400

(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

George Carpenter, Chief Executive Officer
CNS Response, Inc.
85 Enterprise, Suite 410
Aliso Viejo, CA 92656
(949) 420-4400

(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copy to:

Jeffrey A. Baumel, Esq. SNR Denton US LLP 1221 Avenue of the Americas New York, New York 10020-1089 (212) 768-6700	David Danovitch, Esq. Gersten Savage LLP 600 Lexington Ave, 9th Floor New York, NY 10022 (212) 752 9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The expenses (other than underwriting discounts and expenses) payable by us in connection with this offering are as follows(1):

Amount
SEC registration fee	$1,120
FINRA fee	2,621
Printing and mailing expenses	30,000
Accounting fees and expenses	40,000
Legal fees and expenses	550,000
Transfer agent fees and expenses	20,000
Miscellaneous	11,259
Total expenses	$655,000

(1)	All expenses are estimated except for the SEC fee and the FINRA fee.

ITEM 14. Indemnification of Directors and Officers.

The Delaware General Corporation Law and certain provisions of our certificate of incorporation and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our certificate of incorporation, bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe their actions were unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, unless the court determines otherwise, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable to the corporation.

Indemnification may also be granted pursuant to the terms of agreements which we are currently party to with each of our directors and executive officers, agreements which we may enter into in the future or pursuant to a vote of stockholders or directors. Delaware law and our certificate of incorporation also grant the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Apart from our current litigation with Brandt, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit	Number
Certificate of Incorporation of Registrant, as amended	3.1 and 3.1.1
Bylaws of Registrant	3.2
Form of Indemnification Agreement	10.22

ITEM 15. Recent Sales of Unregistered Securities.

Reference is made to the Shares for Debt Agreement entered into on January 11, 2007 described in the section entitled “Certain Relationships and Related Transactions and Director Independence” in the prospectus.

2009 Private Placement Transactions

On August 26, 2009, we received gross proceeds of approximately $2,043,000 in the first closing of our private placement transaction with six accredited investors. Pursuant to Subscription Agreements entered into with the investors, we sold approximately 38 Investment Units at $54,000 per Investment Unit. Each “Investment Unit” consists of 6,000 shares of our common stock and a five year non-callable warrant to purchase 3,000 shares of our common stock at an exercise price of $9.00 per share. After commissions and expenses, we received net proceeds of approximately $1,792,300 upon the first closing of our private placement. On December 24, 2009, we had a second closing of our private placement in which we received additional gross proceeds of approximately $2,996,000 from 24 accredited investors. At the second closing, we sold approximately 55 Investment Units on the same terms and conditions as the Investment Units sold at the first closing. After commissions and expenses, we received net proceeds of approximately $2,650,400 in connection with this second closing of our private placement. On December 31, 2009, we had a third closing of our private placement in which we received additional gross proceeds of approximately $432,000 from five accredited investors. At the third closing, we sold eight Investment Units on the same terms and conditions as the Investment Units sold at the first closing. After commissions and expenses, we received net proceeds of approximately $380,200 in connection with this third closing of our private placement. On January 4, 2010, the Company completed its fourth and final closing of its private placement, resulting in additional gross proceeds to the Company of $108,000 from two accredited investors. At this fourth closing, we sold two Investment Units on the same terms and conditions as the Investment Units sold at the first closing. After commissions and expenses, we received net proceeds of approximately $95,000 in connection with this final closing of our private placement. These private placement transactions are described in further detail in “Liquidity and Capital Resources” below and Note 3 to the audited consolidated financial statements.

Prior to our private placement, we raised aggregate proceeds of $1,700,000 in fiscal year 2009 through the issuance of secured convertible promissory notes on each of March 30, May 14, and June 12, 2009. Upon the first closing of our private placement on August 26, 2009, these notes were converted into shares of our common stock, as more fully described in Note 3 of the audited consolidated financial statements.

July 5, 2010 Grant of Warrants to Consultants

On July 5, 2010, the Board granted warrants to purchase 16,668 shares of common stock to staff members of Equity Dynamics for consulting services rendered to the Company in connection with fund raising activities. Equity Dynamics, Inc. is a company owned by Mr. Pappajohn. These warrants have an exercise price of $9.00 per share, are exercisable from the date of grant and have a term of 10 years from the date of grant.

The warrants issued to staff members of Equity Dynamics were not registered under the Securities Act. No general solicitation or advertising was used in connection with the grant. In making the grant without registration under the Securities Act, the Company relied upon the exemption from registration contained in Section 4(2) of the Securities Act.

2010, 2011 & 2012 Private Placement Transactions

From June 3, 2010 through to November 12, 2010, we raised $3.00 million through the sale of senior secured convertible notes (“October Notes”) and warrants. Of such amount $1.75 million was purchased by members of our Board of Directors or their affiliate companies.

From January 20, 2011 through to April 25, 2011, we raised $2.50 million through the sale of subordinated convertible notes (“January Notes”) and warrants. Of such amount, $1.00 million was purchased by members of our Board of Directors or their affiliate companies. These January Notes have subsequently been amended to add a second position security interest.

From October 12, 2011 through January 30, 2012, we raised an additional $2.00 million through the sale of subordinated secured convertible notes (“$2MM Bridge Notes”) and warrants.

On February 29, 2012, we raised an additional $90,000 through the sale of an unsecured convertible note and warrants. We received two short-term loans aggregating $200,000 from our director John Pappajohn on April 26, 2012 and May 25, 2012. These loans, evidenced by interest-free demand notes, are expected to be repaid immediately upon the consummation of the offering. See Notes 3 and 11 of the audited financial statements, “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Recent Sales of Unregistered Securities” and “Item 13. Certain Relationships and Related Transactions, and Director Independence.”

ITEM 16. Exhibits and Financial Statement Schedules.

a. The exhibits listed under the caption “Exhibit Index” following the signature page are filed herewith or incorporated by reference herein.

b. Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 17. Undertakings.

(a)  Rule 415 Offering.  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)(ii)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)  Request for Acceleration of Effective Date or filing of registration statement becoming effective upon filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Aliso Viejo, State of California, on June 19, 2012.

CNS RESPONSE, INC. (Registrant)
By: /s/ George Carpenter George Carpenter Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ George Carpenter George Carpenter	Chief Executive Officer and Director (Principal Executive Officer)	June 19, 2012
/s/ Paul Buck Paul Buck	Chief Financial Officer (Principal Financial and Accounting Officer)	June 19, 2012
/s/ David B. Jones David B. Jones	Chairman of the Board	June 19, 2012
* Henry T. Harbin, M.D.	Director	June 19, 2012
* John Pappajohn	Director	June 19, 2012
* George Kallins, M.D.	Director	June 19, 2012
/s/ Zachary McAdoo Zachary McAdoo	Director	June 19, 2012
Maurice DeWald	Director	June , 2012
* /s/ George Carpenter George Carpenter, by power-of-attorney		June 19, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Title
1.1	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger between Strativation, Inc., CNS Merger Corporation and CNS Response, Inc. dated as of January 16, 2007. Incorporated by reference to Exhibit No. 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26285) filed with the Commission on January 22, 2007.
2.2	Amendment No. 1 to Agreement and Plan of Merger by and among Strativation, Inc., CNS Merger Corporation, and CNS Response, Inc. dated as of February 28, 2007. Incorporated by reference to Exhibit No. 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26285) filed with the Commission on March 1, 2007.
3.1	Certificate of Incorporation, as amended. Incorporated by reference to Exhibit No. 3.1 to the Registrant’s Form 10-K for the year ended September 30, 2011 (File No. 000-26285) filed with the Commission on December 22, 2011.
3.1.1	Certificate of Amendment to the Certificate of Incorporation, as amended. Incorporated by reference to Exhibit No. 3.1 to the Registrant’s Form 8-K (File No. 000-26285) filed with the Commission on April 2, 2012.
3.2	Bylaws. Incorporated by reference to Exhibit No. 3.1 to the Registrant’s Form 8-K (File No. 000-26285) filed with the Commission on March 28, 2012.
4.1**	Amended and Restated 2006 Stock Incentive Plan. Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-26285) filed with the Commission on April 1, 2010.
4.2**	2012 Omnibus Incentive Compensation Plan (Subject to stockholder approval). Incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-173934) filed with the Securities and Exchange Commission on April 25, 2011.
4.3	Intentionally omitted.
4.4	Sample Stock Certificate. Incorporated by reference to Exhibit 4.4 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-173934) filed with the Securities and Exchange Commission on April 25, 2012.
4.5	Form of Warrant Agreement and Form of Warrant. Incorporated by reference to the corresponding exhibit to the Registrant’s Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-173934) filed with the Securities and Exchange Commission on May 22, 2012.
4.6	Form of Representative’s Option Agreement.
5.1	Opinion of SNR Denton US LLP.
10.1	Amended and Restated Registration Rights Agreement, dated January 16, 2007 by and among the Registrant and the stockholders signatory thereto. Incorporated by reference to Exhibit No. 10.2 to the Registrant’s Current Report on Form 8-K (File No. 000-26285) filed with the Commission on January 16, 2007.
10.2	Form of Subscription Agreement between the Registrant and certain investors, dated March 7, 2007. Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 000-26285) filed with the Commission on March 13, 2007.
10.3	Form of Indemnification Agreement by and among the Registrant, CNS Response, Inc., a California corporation, and certain individuals, dated March 7, 2007. Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 000-26285) filed with the Commission on March 13, 2007.

Exhibit Number	Exhibit Title
10.4	Form of Registration Rights Agreement by and among the Registrant and certain Investors signatory thereto dated March 7, 2007. Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K (File No. 000-26285) filed with the Commission on March 13, 2007.
10.5	Form of Registration Rights Agreement by and among the Registrant and certain stockholders of the Company signatory thereto dated March 7, 2007. Incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K (File No. 000-26285) filed with the Commission on March 13, 2007.
10.6**	Employment Agreement by and between the Registrant and George Carpenter dated October 1, 2007. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26285) filed with the Commission on October 3, 2007.
10.7**	Employment Agreement by and between the Registrant and Daniel Hoffman dated January 11, 2008. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26285) filed with the Commission on January 17, 2008.
10.8	Stock Purchase Agreement by and among Colorado CNS Response, Inc., Neuro-Therapy, P.C. and Daniel A. Hoffman, M.D. dated January 11, 2008. Incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-26285) filed with the Commission on January 13, 2009.
10.9	Form of Warrant issued to Investors in Private Placement. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26285) filed with the Commission on March 13, 2007.
10.10	Senior Secured Convertible Promissory Note, dated March 30, 2009, by and between the Company and Brandt Ventures, GP. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-26285) filed with the Commission on April 3, 2009.
10.11	Senior Secured Convertible Promissory Note, dated March 30, 2009, by and between the Company and SAIL Venture Partners, LP. Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 000-26285) filed with the Commission on April 3 2009.
10.12	Bridge Note and Warrant Purchase Agreement, dated May 14, 2009 by and between the Company and SAIL Venture Partners, LP. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on May 20, 2009.
10.13	Form of Secured Convertible Promissory Note. Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on May 20, 2009.
10.14	Form of Warrant to Purchase Shares. Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on May 20, 2009.
10.15	Bridge Note and Warrant Purchase Agreement, dated June 12, 2009, by and between the Company and John Pappajohn. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on June 18, 2009.
10.16	Form of Secured Convertible Promissory Note. Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on June 18, 2009.
10.17	Form of Warrant to Purchase Shares. Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on June 18, 2009.

Exhibit Number	Exhibit Title
10.18	Form of Subscription Agreement. Incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K (File Number 000-26285) filed with the Securities and Exchange Commission on December 30, 2009.
10.19	Form of Warrant. Incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K (File Number 000-26285) filed with the Securities and Exchange Commission on December 30, 2009.
10.20	Registration Rights Agreement. Incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K (File Number 000-26285) filed with the Securities and Exchange Commission on December 30, 2009.
10.21	Amendment No. 1 to Registration Rights Agreement. Incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K (File Number 000-26285) filed with the Securities and Exchange Commission on December 30, 2009.
10.22	Form of Indemnification Agreement. Incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K (File Number 000-26285) filed with the Securities and Exchange Commission on December 30, 2009.
10.23**	Employment Agreement by and between the Registrant and Paul Buck effective as of February 18, 2010. Incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-164613) filed with the Commission on July 6, 2010.
10.24**	Consulting Agreement by and among CNS Response, Inc. and Henry T. Harbin, effective January 1, 2010. Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File Number 000-26285) filed with the Securities and Exchange Commission on May 14, 2010.
10.25	Bridge Note and Warrant Purchase Agreement, dated as of June 3, 2010, between CNS Response, Inc. and John Pappajohn. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on June 7, 2010.
10.26	Form of Note. Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on June 7, 2010.
10.27	Form of Warrant. Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on June 7, 2010.
10.28	Placement Agent Agreement dated August 3, 2009 between the Registrant and Maxim Group LLC. Incorporated by reference to Exhibit 10.28 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-164613) filed with the Commission on July 6, 2010.
10.29	Form of Warrant issued to Placement Agent. Incorporated by reference to Exhibit 10.29 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-164613) filed with the Commission on July 6, 2010.
10.30	Form of Registration Rights Agreement dated August 26, 2009 between the Registrant and Maxim Group, LLC. Incorporated by reference to Exhibit 10.30 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-164613) filed with the Commission on November 8, 2010.
10.31	Form of Amendment No.1 to Placement Agent Agreement dated July 21, 2010 between the Registrant and Maxim Group LLC. Incorporated by reference to Exhibit 10.31 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-164613) filed with the Commission on November 8, 2010.

Exhibit Number	Exhibit Title
10.32	Form of Amendment No.1 to Form of Warrant issued to Placement Agent dated July 21, 2010. Incorporated by reference to Exhibit 10.32 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-164613) filed with the Commission on November 8, 2010.
10.33	Form of Unsecured Promissory Note. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on July 9, 2010.
10.34	Form of Guaranty. Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on July 9, 2010.
10.35	Form of Deerwood Note. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on August 24, 2010.
10.36	Form of Deerwood Warrant. Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on August 24, 2010.
10.37	Engagement Agreement, dated September 30, 2010, between the Registrant and Monarch Capital Group, LLC, as Placement Agent. Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on October 13, 2010.
10.38	Form of Note and Warrant Purchase Agreement, dated October 1, 2010, by and between the Registrant and the Investors party thereto. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on October 7, 2010.
10.39	Security Agreement, dated October 1, 2010, by and between the Registrant and John Pappajohn, as administrative agent for the secured parties. Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on October 7, 2010.
10.40	Form of October Note. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on October 7, 2010.
10.41	Form of October Warrant. Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on October 7, 2010.
10.42	Form of Placement Agent Warrant issued to Monarch Capital Group, LLC. Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on October 27, 2010.
10.43**	Employment Agreement, dated July 6, 2010, by and between the Registrant and Michael Darkoch. Incorporated by reference to Exhibit 10.43 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-164613) filed with the Commission on November 8, 2010.
10.44	Form of Guaranty, dated as of November 3, 2010, by SAIL Venture Partners, LP in favor of Deerwood Holdings, LLC/Deerwood Partners, LLC. Incorporated by reference to Exhibit 10.44 to the Registrant’s Annual Report on Form 10-K (File No. 000-26285) filed with the Commission on December 21, 2010.
10.45	Form of Note and Warrant Purchase Agreement, dated as of January 20, 2011, by and between the Registrant and the Investors party thereto. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on March 1, 2011.

Exhibit Number	Exhibit Title
10.46	Form of Unsecured Note. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on March 1, 2011.
10.47	Form of Warrant. Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on March 1, 2011.
10.48	Engagement Agreement, dated January 19, 2011, between the Registrant and Monarch Capital Group, LLC. Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on March 1, 2011.
10.49	Form of Placement Agent Warrant. Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on March 1, 2011.
10.50	Form of Agreement to Convert and Amend, dated as of June 3, 2011, between the Registrant and the holders of the October Notes and related warrants and of the Unsecured Notes and related warrants. Incorporated by reference to Exhibit 10.50 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-173934) filed with the Securities and Exchange Commission on June 20, 2011.
10.51	Form of Agreement to Amend Placement Agent Warrants, dated as of June 3, 2011, between the Registrant and the holders of the Placement Agent Warrants issued pursuant to the September 30, 2010 and January 19, 2011 engagement agreements between the Registrant and Monarch Capital Group LLC and the April 15, 2011 engagement agreement between the Registrant and Antaeus Capital, Inc. Incorporated by reference to Exhibit 10.51 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-173934) filed with the Securities and Exchange Commission on June 20, 2011.
10.52	Form of Agreement to Amend Warrants issued to staff members of Equity Dynamics for consulting and support services, dated as of June 8, 2011. Incorporated by reference to Exhibit 10.52 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-173934) filed with the Securities and Exchange Commission on June 20, 2011.
10.53	Form of Amendment to Stock Option Agreement. Incorporated by reference to Exhibit 10.53 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-173934) filed with the Securities and Exchange Commission on June 20, 2011.
10.54	Form of Amendment and Conversion Agreement for the Secured Convertible Promissory Notes between the Registrant and the holders’ signatory thereto. Incorporated by reference to Exhibit 10.54 to the Registrant’s Annual Report on Form 10-K (File Number 000-26285) filed with the Commission on December 22, 2011.
10.55	Form of Amendment and Conversion Agreement for the Subordinated Unsecured Convertible Promissory Notes between the Registrant and the holders signatory thereto. Incorporated by reference to Exhibit 10.55 to the Registrant’s Annual Report on Form 10-K (File Number 000-26285) filed with the Commission on December 22, 2011.
10.56	Form of Note and Warrant Purchase Agreement, dated as of October 18, 2011, by and between the Registrant and the Investors party thereto. Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on October 24, 2011.
10.56.1	Form of Amended and Restated Note and Warrant Purchase Agreement, dated November 11, 2011. Incorporated by reference to Exhibit 10.56.1 to the Registrant’s Annual Report on Form 10-K (File Number 000-26285) filed with the Securities and Exchange Commission on December 22, 2011.

Exhibit Number	Exhibit Title
10.57	Form of Amended and Restated Security Agreement, dated as of September 30, 2011, by and between the Registrant and Paul Buck, as administrative agent for the secured parties. Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on October 24, 2011.
10.58	Form of Subordinated Secured Convertible Promissory Note. Incorporated by reference to Exhibit 10.58 to the Registrant’s Annual Report on Form 10-K (File Number 000-26285) filed with the Securities and Exchange Commission on December 22, 2011.
10.59	Form of Warrant. Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on October 24, 2011.
10.60	Form of Subordinated Unsecured Convertible Promissory Note. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on March 6, 2012.
10.61	Form of Warrant. Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File Number 000-26285) filed with the Securities and Exchange Commission on March 6, 2012.
10.62	Consulting Agreement between Henry T. Harbin and CNS Response, Inc., dated as of January 1, 2010. Incorporated by reference to Exhibit 10.62 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-173934) filed with the Securities and Exchange Commission on April 25, 2012.
10.63	Advisory Agreement between Equity Dynamics, Inc., and CNS Response, Inc., dated as of February 1, 2010. Incorporated by reference to Exhibit 10.63 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-173934) filed with the Securities and Exchange Commission on April 25, 2012.
10.64	Form of Subordinated Demand Promissory Note, by and between the Company and John Pappajohn. Incorporated by reference to Exhibit 10.64 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-173934) filed with the Securities and Exchange Commission on April 25, 2012.
10.65	Form of Conversion Agreement for the Senior Convertible Promissory Notes (“October Notes”) between the Registrant and the holders’ signatory thereto, dated as of May 4, 2012.
10.66	Form of Conversion Agreement for the Subordinated Convertible Promissory Notes (“January Notes”) between the Registrant and the holders’ signatory thereto, dated as of May 4, 2012.
10.67	Form of Conversion Agreement for the Subordinated Convertible Promissory Notes (“2011 Bridge Notes”) between the Registrant and the holders’ signatory thereto, dated as of May 4, 2012.
10.68	Form of Lock-up Agreement and Amendment thereto. Incorporated by reference to Exhibit 10.68 to the Registrant’s Amendment No. 6 to Registration Statement on Form S-1 (File No. 333-173934) filed with the commission on May 31, 2012.
10.69	Form of Conversion Agreement for the Senior Convertible Promissory Notes between the Registrant and the holders’ signatory thereto, dated as of June 12, 2012.
10.70	Form of Conversion Agreement for the Subordinated Convertible Promissory Notes between the Registrant and the holders’ signatory thereto, dated as of June 12, 2012.
10.71	Form of Conversion Agreement for the Subordinated Convertible Promissory Notes between the Registrant and the holders’ signatory thereto, dated as of June 12, 2012.
21.1	Subsidiaries of the Registrant. Incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K (File Number 000-26285) filed with the Securities and Exchange Commission on December 22, 2011.

Exhibit Number	Exhibit Title
23.1	Consent of Independent Registered Public Accounting Firm. Incorporated by reference to Exhibit 23.1 to the Registrant’s Amendment No. 7 to Registration Statement on Form S-1 (File No. 333-173934) filed with the Securities and Exchange Commission on June 18, 2012.
24	Power of Attorney (included in the signature page to the Registration Statement on Form S-1 (File Number 333-173934) filed with the Commission on May 5, 2011).
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

**	indicates a management contract or compensatory plan.